Exhibit 99.1

News Release

PartnerRe Ltd. Reports Fourth Quarter and Full Year 2014 Results

•	Fourth Quarter Operating Earnings per share of $4.37; Net Income per share of $5.26

•	Fourth Quarter Annualized Operating ROE of 16.0%; Annualized Net Income ROE of 19.3%

•	Full Year Operating Earnings per share of $14.76; Net Income per share of $19.51

•	Full Year Annualized Operating ROE of 13.5%; Annualized Net Income ROE of 17.9%

•	Book Value of $126.21 per share, up 3.5% for the quarter and up 15.5% year-to-date

•	Tangible Book Value of $114.76 per share, up 3.6% for the quarter and up 16.5% year-to-date
PEMBROKE, Bermuda, February 4, 2015 — PartnerRe Ltd. (NYSE: PRE) today reported net income of $262.7 million, or $5.26 per share for the fourth quarter of 2014. This includes net after-tax realized and unrealized gains on investments of $82.1 million, or $1.64 per share. Net income for the fourth quarter of 2013 was $257.6 million, or $4.76 per share, including net after-tax realized and unrealized gains on investments of $91.8 million, or $1.70 per share. The Company reported operating earnings of $218.3 million, or $4.37 per share, for the fourth quarter of 2014. This compares to operating earnings of $157.4 million, or $2.91 per share, for the fourth quarter of 2013.
Net income for the full year 2014 was $998.2 million, or $19.51 per share. This includes net after-tax realized and unrealized gains on investments of $286.3 million, or $5.60 per share. Net income for the full year 2013 was $597.0 million, or $10.58 per share, including net after-tax realized and unrealized losses on investments of $127.2 million, or $2.25 per share. Operating earnings for the full year 2014 were $755.4 million, or $14.76 per share. Operating earnings of $14.76 per share represents a record annual high for PartnerRe. This compares to operating earnings of $721.7 million, or $12.79 per share, for the full year 2013.
Operating earnings or loss excludes certain net after-tax realized and unrealized investment gains and losses, net after-tax foreign exchange gains and losses, certain net after-tax interest in results of equity method investments, the loss on redemption of preferred shares and certain net after-tax withholding tax on inter-company dividends (included in other expenses), and is calculated after the payment of preferred dividends. All references to per share amounts in the text of this press release are on a fully diluted basis.
Commenting on results, PartnerRe Interim Chief Executive Officer David Zwiener said, “We had an excellent year in 2014, posting an operating return on equity of 13.5%, above our long-term average. While financial markets remained somewhat volatile during the year, we realized sizeable gains in our investment portfolio, which when combined with the strong operating results, culminated in us delivering dividend-adjusted tangible book value growth in excess of 19%. These results are particularly gratifying given the very difficult reinsurance operating environment."

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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Mr. Zwiener added, “As you know, last week we announced a deal with AXIS Capital to combine the two companies as a reinsurance and specialty insurance market leader. We are very excited about this transaction. While both PartnerRe and AXIS are strong, well-positioned, successful companies in their own right, the combination of the two only enhances those strengths and accelerates our strategies. Together, we will have greater scale, with a more efficient global network, even stronger underwriting teams, an expanded underwriting platform, and a greater ability to deliver the best service to our clients, while creating long-term value for our shareholders.”
Highlights for the fourth quarter and full year 2014 compared to the same periods in 2013 include:
Results of operations:

•
For the fourth quarter, net premiums written of $1.2 billion were up 3%, or 4% on a constant foreign exchange basis. The increase was driven by PartnerRe Health's accident and health business in the Life and Health segment and new business in the Global Specialty Non-life sub-segment. These increases were partially offset by decreases in the North America, Catastrophe and Global (Non-U.S. P&C) Non-life sub-segments. For the full year 2014, net premiums written of $5.7 billion were up 6%. The increase was driven by PartnerRe Health's accident and health business and new mortality and longevity business in the Life and Health segment and new business written in the Global Specialty and North America Non-life sub-segments. These increases were partially offset by decreases in the Catastrophe and Global (Non-U.S.) P&C Non-life sub-segments.

•
For the fourth quarter, net premiums earned of $1.4 billion were up 2%, or 4% on a constant foreign exchange basis, primarily for the same factors describing the increase in net premiums written. For the full year 2014, net premiums earned of $5.6 billion were up 8%. The increase was primarily due to the same factors describing the increase in net premiums written and the earning of new motor business written in prior periods in the Global (Non-U.S.) P&C Non-life sub-segments. These increases were partially offset by a decrease in the Catastrophe Non-life sub-segment.

•
For the fourth quarter, the Non-life combined ratio was 85.3%. The combined ratio benefited from favorable prior year development of 15.0 points (or $169 million). All Non-life sub-segments, except for the Catastrophe Non-life sub-segment, experienced net favorable development from prior accident years during the fourth quarter. For the full year 2014, the Non-life combined ratio was 86.2%. The combined ratio benefited from favorable prior year development of 15.1 points (or $660 million). All Non-life sub-segments experienced net favorable development from prior accident years during the full year 2014.

•	For the fourth quarter, net investment income of $115 million was flat, or up 1% on a constant foreign exchange basis. For the full year 2014, net investment income of $480 million was down 1%.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

•
For the fourth quarter, pre-tax net realized and unrealized investment gains were $98 million, primarily driven by decreases in U.S. and Euro risk-free rates and improvements in worldwide equity markets, partially offset by a widening of U.S. credit spreads. For the full year 2014, pre-tax realized and unrealized investment gains were $372 million, due to the same factors describing the fourth quarter.

•
For the fourth quarter, the effective tax rate on operating earnings and non-operating earnings was (0.3)% and 54.8%, respectively. For the full year 2014, the effective tax rate on operating earnings and non-operating earnings was 9.1% and 39.2%, respectively.

Balance sheet and capitalization:

•	Total investments, cash and funds held – directly managed were $17.2 billion at December 31, 2014, down 1% compared to December 31, 2013.

•	Net Non-life loss and loss expense reserves were $9.5 billion at December 31, 2014, down 8% compared to December 31, 2013.

•	Net policy benefits for life and annuity contracts were $2.0 billion at December 31, 2014, down 3% compared to December 31, 2013.

•
Total capital was $7.9 billion at December 31, 2014, up 5% compared to December 31, 2013 primarily driven by comprehensive income for the full year 2014, which was partially offset by share repurchases and common and preferred dividend payments.

•
The Company repurchased approximately 1.6 million common shares at a total cost of approximately $183 million during the fourth quarter of 2014. The average repurchase price of $113.93 per share represents a 7% discount to the diluted book value per share at September 30, 2014. Since January 1, 2015, the Company has repurchased 525 thousand common shares at a total cost of approximately $59 million. As of February 4, 2015, approximately 2.9 million common shares remained under the current repurchase authorization.

•
Total shareholders’ equity attributable to PartnerRe was $7.0 billion at December 31, 2014, up 5% compared to December 31, 2013. The increase was driven by the same factors described above for total capital.

•
Book value per common share was $126.21 at December 31, 2014, up 15.5% compared to $109.26 at December 31, 2013. Tangible book value per common share was $114.76 at December 31, 2014, up 16.5% compared to $98.49 at December 31, 2013. Both book value per common share and tangible book value per share at December 31, 2014 were record highs for PartnerRe. The increases were primarily driven by net income and the accretive impact of share repurchases, which was partially offset by common and preferred dividend payments.

Segment and sub-segment highlights for the fourth quarter and the full year 2014 compared to the same periods in 2013 include:

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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Non-life:

•
For the fourth quarter, the Non-life segment’s net premiums written were down 2% or down 1% on a constant foreign exchange basis. The decrease was reported in all of the sub-segments except the Global Specialty sub-segment. For the full year 2014, the Non-life segment’s net premiums written were up 2%. Increases were reported in the Global Specialty and North America sub-segments and were partially offset by decreases in the Catastrophe and Global (Non-U.S.) P&C sub-segments.

•
For the fourth quarter, the North America sub-segment’s net premiums written were down 9% primarily driven by the restructuring of a large treaty and lower premium adjustments, in the agriculture line of business. These decreases were partially offset by new business written in prior periods in the credit/surety and multi-line lines of business. This sub-segment reported a technical ratio of 87.6%, which included 18.8 points (or $76 million) of net favorable prior year loss development. For the full year 2014, the North America sub-segment’s net premiums written were up 3% primarily due to new business in the credit/surety, multi-line and motor lines of business. These increases were partially offset by cancellations and non-renewals in the structured property line, and renewal decreases and lower upward premium adjustments in the agriculture line. This sub-segment reported a technical ratio of 87.7%, which included 15.7 points (or $251 million) of net favorable prior year loss development.

•
For the fourth quarter, the Global (Non-U.S.) P&C sub-segment’s net premiums written were down 5%, or 2% on a constant foreign exchange basis. The decrease was primarily due to the cancellation of a large motor treaty, which was partially offset by new business in the property line of business. This sub-segment reported a technical ratio of 89.3%, which included 14.0 points (or $28 million) of net favorable prior year loss development. For the full year 2014, the Global (Non-U.S.) P&C sub-segment’s net premiums written were down 2%, primarily driven by cancellations due to pricing, increased retentions and share decreases in the property line of business. These decreases were partially offset by new business in the motor line of business. This sub-segment reported a technical ratio of 85.9%, which included 17.5 points (or $134 million) of net favorable prior year loss development.

•
For the fourth quarter, the Global Specialty sub-segment’s net premiums written were up 6%, or 9% on a constant foreign exchange basis. The increase was primarily due to new business written and increases at the January 1, 2014 renewal in the multi-line and agriculture lines of business. These increases were partially offset by the impact of lower premium adjustments in the engineering line of business. This sub-segment reported a technical ratio of 76.9%, which included 18.2 points (or $78 million) of net favorable prior year loss development. For the full year 2014, the Global Specialty sub-segment’s net premiums written were up 7% primarily due to the same factors driving the fourth quarter. This sub-segment reported a technical ratio of 83.2%, which included 15.7 points (or $258 million) of net favorable prior year loss development.

•
For the fourth quarter, which is traditionally a quiet catastrophe renewal period, the Catastrophe sub-segment’s net premiums written were down $6 million, on a constant foreign exchange basis. This sub-segment reported a technical ratio of 35.6%, which included 11.2 points (or $10 million)

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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of net favorable prior quarter loss development on events that occurred in the first nine months of 2014, and 14.2 points (or $13 million) of net adverse prior year loss development. For the full year 2014, the Catastrophe sub-segment’s net premiums written were down 15%, primarily due to pricing, cancellations, non-renewals, share decreases and the impact of reinstatement premiums recorded in 2013 related to the European and Canadian floods. This sub-segment reported a technical ratio of 27.1%, which included 4.5 points (or $17 million) of net favorable prior year loss development.

Life and Health:

•
For the fourth quarter, the Life and Health segment’s net premiums written were up 21%, or 23% on a constant foreign exchange basis. The increase was primarily driven by PartnerRe Health’s accident and health line of business and, to a lesser extent, growth and new business in the mortality and longevity lines of business. For the full year 2014, the Life and Health segment’s net premiums written were up 27%, or 24% on a constant foreign exchange basis, primarily due to the same factors describing the fourth quarter.

•
For the fourth quarter, the Life and Health segment’s allocated underwriting result, which includes allocated investment income and other expenses, increased to $21 million compared to $13 million in the same period of 2013. This increase was primarily due to a modestly higher level of net favorable prior year loss development, increased profitability from PartnerRe Health's business and lower expenses. For the full year 2014, the Life and Health segment’s allocated underwriting result of $73 million was flat compared to the same period of 2013 due to increased profitability from PartnerRe Health's business being offset by a lower level of net favorable prior year loss development.

Corporate and Other:

•
For the fourth quarter, investment activities contributed income of $197 million to pre-tax net income, excluding investment income allocated to the Life and Health segment. Of this amount, income of $99 million was included in pre-tax operating earnings and income of $98 million related to net realized and unrealized gains on investments and losses from equity method investee companies was included in pre-tax non-operating earnings. For the full year 2014, investment activities contributed income of $811 million to pre-tax net income, excluding investment income allocated to the Life and Health segment. Of this amount, income of $423 million was included in pre-tax operating earnings and income of $388 million related to net realized and unrealized gains on investments and earnings from equity method investee companies was included in pre-tax non-operating earnings.

Separately, as announced by the Company on February 2, 2015, the Board of Directors increased the annual common share dividend by 4.5%, marking the twenty-second consecutive year that the Company has increased the common share dividend since its inception in 1993. The Board declared a quarterly

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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dividend of $0.70 per common share. The dividend will be payable on February 27, 2015 to common shareholders of record on February 13, 2015.
The Company has posted its fourth quarter 2014 financial supplement on its website www.partnerre.com in the Financial Information section of the Investor Relations page under Supplementary Financial Data, which includes a reconciliation of GAAP and non-GAAP measures.
The Company will hold a dial-in conference call and question and answer session with investors at 10 a.m. Eastern tomorrow, February 5. Investors and analysts are encouraged to call in 15 minutes prior to the commencement of the call. The conference call can be accessed by dialing (800)-227-9428 or, from outside the United States, by dialing (785)-830-1925. The media are invited to listen to the call live over the Internet on the Investor Relations section of PartnerRe’s web site, www.partnerre.com. To listen to the webcast, please log on to the broadcast at least five minutes prior to the start.

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Net income/loss per share is defined as net income/loss attributable to PartnerRe common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income/loss attributable to PartnerRe common shareholders is defined as net income/loss attributable to PartnerRe less preferred dividends and loss on redemption of preferred shares.
Operating earnings/loss is defined as net income/loss available to PartnerRe common shareholders excluding certain after-tax net realized and unrealized gains/losses on investments, after-tax net foreign exchange gains/losses, the loss on redemption of preferred shares, certain after-tax interest in earnings/losses of equity method investments and certain after-tax withholding taxes on inter-company dividends (included in other expenses). Operating earnings/loss per share is defined as operating earnings/loss divided by the weighted average number of fully diluted shares outstanding for the period.
The Company uses operating earnings, diluted operating earnings per share and annualized operating return on beginning diluted book value per common and common share equivalents outstanding to measure performance, as these measures focus on the underlying fundamentals of our operations without the impact of after-tax net realized and unrealized gains/losses on investments (except where the Company has made a strategic investment in an insurance or reinsurance related investee), after-tax net foreign exchange gains/losses, the after-tax interest in earnings/losses of equity method investments (except where the Company has made a strategic investment in an insurance or reinsurance related investee and where the Company does not control the investees activities) and certain after-tax withholding taxes on inter-company dividends (included in other expenses).

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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The Company uses technical ratio and technical result as measures of underwriting performance. The technical ratio is defined as the sum of the loss and acquisition ratios. These metrics exclude other expenses.
The Company also uses combined ratio to measure results for the Non-life segment. The combined ratio is the sum of the technical and other expense ratios.
The Company uses allocated underwriting result as a measure of underwriting performance for its Life and Health operations. This metric is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other expenses.
The Company uses total capital, which is defined as total shareholders’ equity attributable to PartnerRe, long-term debt, senior notes and CENts, to manage the capital structure of the Company.
The Company calculates Tangible Book Value using common shareholders’ equity attributable to PartnerRe less goodwill and intangible assets, net of tax. The Company calculates Diluted Tangible Book Value per Common Share using Tangible Book Value divided by the number of PartnerRe common shares and common share equivalents outstanding. The Company uses these measures as the basis for its prime measure of long-term financial performance (annualized growth in Diluted Tangible Book Value per Common Share plus dividends).

_____________________________________________

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multi-line and other lines in its Non-life operations, mortality, longevity and accident and health in its Life and Health operations, and alternative risk products. For the year ended December 31, 2014, total revenues were $6.5 billion. At December 31, 2014, total assets were $22.3 billion, total capital was $7.9 billion and total shareholders’ equity attributable to PartnerRe was $7.0 billion.
PartnerRe on the Internet: www.partnerre.com
Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with the Company’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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business achieved, changes in accounting policies, risks associated with implementing business strategies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd.	Sard Verbinnen & Co.
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Drew Brown/Daniel Goldstein
Media Contact: Celia Powell

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

PartnerRe Ltd.
Consolidated Statements of Operations and Comprehensive Income
(Expressed in thousands of U.S. dollars, except share and per share data)
(Unaudited)

	For the three months ended December 31, 2014	For the three months ended December 31, 2013	For the year ended December 31, 2014	For the year ended December 31, 2013
Revenues
Gross premiums written	$1,236,676	$1,190,761	$5,932,003	$5,569,706
Net premiums written	$1,220,035	$1,186,002	$5,719,884	$5,396,526
Decrease (increase) in unearned premiums	225,695	235,422	(110,689)	(198,316)
Net premiums earned	1,445,730	1,421,424	5,609,195	5,198,210
Net investment income	114,686	114,351	479,696	484,367
Net realized and unrealized investment gains (losses)	98,329	99,419	371,796	(160,735)
Other income	4,297	3,361	16,190	16,565
Total revenues	1,663,042	1,638,555	6,476,877	5,538,407
Expenses
Losses and loss expenses and life policy benefits	869,923	879,014	3,462,770	3,157,808
Acquisition costs	324,884	318,738	1,213,822	1,077,628
Other expenses (1) (2)	122,539	131,125	449,688	500,466
Interest expense	12,244	12,236	48,963	48,929
Amortization of intangible assets	6,479	6,044	27,486	27,180
Net foreign exchange (gains) losses	(7,301)	8,382	(18,201)	18,203
Total expenses	1,328,768	1,355,539	5,184,528	4,830,214
Income before taxes and interest in (losses) earnings of equity method investments	334,274	283,016	1,292,349	708,193
Income tax expense	53,143	11,078	239,506	48,416
Interest in (losses) earnings of equity method investments	(1,013)	3,988	15,270	13,665
Net income	280,118	275,926	1,068,113	673,442
Net income attributable to noncontrolling interests	(3,225)	(4,138)	(13,139)	(9,434)
Net income attributable to PartnerRe	276,893	271,788	1,054,974	664,008
Preferred dividends	14,184	14,184	56,735	57,861
Loss on redemption of preferred shares	—	—	—	9,135
Net income attributable to PartnerRe common shareholders	$262,709	$257,604	$998,239	$597,012
Operating earnings attributable to PartnerRe common shareholders	$218,340	$157,405	$755,418	$721,733
Comprehensive income attributable to PartnerRe	$251,528	$265,577	$1,033,129	$641,173
Earnings and dividends per share data attributable to PartnerRe common shareholders:
Basic operating earnings	$4.48	$2.97	$15.10	$13.03
Net realized and unrealized investment gains (losses), net of tax	1.69	1.73	5.73	(2.30)
Net foreign exchange (losses) gains, net of tax	(0.61)	0.07	(0.92)	0.05
Loss on redemption of preferred shares	—	—	—	(0.16)
Interest in (losses) earnings of equity method investments, net of tax	(0.04)	0.09	0.17	0.16
Withholding tax on inter-company dividends, net of tax (2)	(0.13)	—	(0.12)	—
Basic net income	$5.39	$4.86	$19.96	$10.78
Weighted average number of common shares outstanding	48,707,096	53,013,136	50,019,480	55,378,980
Diluted operating earnings (1)	$4.37	$2.91	$14.76	$12.79
Net realized and unrealized investment gains (losses), net of tax	1.64	1.70	5.60	(2.25)
Net foreign exchange (losses) gains, net of tax	(0.60)	0.07	(0.90)	0.04
Loss on redemption of preferred shares	—	—	—	(0.16)
Interest in (losses) earnings of equity method investments, net of tax	(0.03)	0.08	0.17	0.16
Withholding tax on inter-company dividends, net of tax (2)	(0.12)	—	(0.12)	—
Diluted net income	$5.26	$4.76	$19.51	$10.58
Weighted average number of common shares and common share equivalents outstanding	49,958,224	54,165,736	51,174,225	56,448,105
Dividends declared per common share	$0.67	$0.64	$2.68	$2.56
(1) Expense and per share data, pre-tax, related to the restructuring of the Company's business support operations and Global Non-life operations:
Expense related to the restructuring	$5,668	$12,185	$10,683	$57,864
Expense per share data related to the restructuring	$0.11	$0.22	$0.21	$1.03
(2) Withholding taxes on certain inter-company dividends are included in other expenses.

PartnerRe Ltd.
Consolidated Balance Sheets
(Expressed in thousands of U.S. dollars, except per share and parenthetical share and per share data)
(Unaudited)

	December 31,	December 31,
	2014	2013
Assets
Investments:
Fixed maturities, at fair value	$13,918,745	$13,593,303
Short-term investments, at fair value	25,678	13,546
Equities, at fair value	1,056,514	1,221,053
Other invested assets	298,827	320,981
Total investments	15,299,764	15,148,883
Funds held – directly managed	608,853	785,768
Cash and cash equivalents	1,313,468	1,496,485
Accrued investment income	158,737	185,717
Reinsurance balances receivable	2,454,850	2,465,713
Reinsurance recoverable on paid and unpaid losses	246,158	308,892
Funds held by reinsured companies	765,905	843,081
Deferred acquisition costs	661,186	644,952
Deposit assets	92,973	351,905
Net tax assets	6,876	14,133
Goodwill	456,380	456,380
Intangible assets	159,604	187,090
Other assets	45,603	149,296
Total assets	$22,270,357	$23,038,295
Liabilities
Unpaid losses and loss expenses	$9,745,806	$10,646,318
Policy benefits for life and annuity contracts	2,050,107	1,974,133
Unearned premiums	1,750,607	1,723,767
Other reinsurance balances payable	182,395	202,549
Deposit liabilities	70,325	328,588
Net tax liabilities	240,989	284,442
Accounts payable, accrued expenses and other	304,728	291,350
Debt related to senior notes	750,000	750,000
Debt related to capital efficient notes	70,989	70,989
Total liabilities	15,165,946	16,272,136
Shareholders’ Equity
Common shares (par value $1.00; issued: 2014, 87,237,220 shares; 2013, 86,657,045 shares)	87,237	86,657
Preferred shares (par value $1.00; issued and outstanding: 2014 and 2013, 34,150,000 shares; aggregate liquidation value: 2014 and 2013, $853,750)	34,150	34,150
Additional paid-in capital	3,949,665	3,901,627
Accumulated other comprehensive loss	(34,083)	(12,238)
Retained earnings	6,270,811	5,406,797
Common shares held in treasury, at cost (2014, 39,400,936 shares; 2013, 34,213,611 shares)	(3,258,870)	(2,707,461)
Total shareholders’ equity attributable to PartnerRe	7,048,910	6,709,532
Noncontrolling interests	55,501	56,627
Total shareholders’ equity	7,104,411	6,766,159
Total liabilities and shareholders’ equity	$22,270,357	$23,038,295
Diluted Book Value Per Common Share and Common Share Equivalents Outstanding (1) (2)	$126.21	$109.26
Diluted Tangible Book Value Per Common Share and Common Share Equivalents Outstanding (1) (2)	$114.76	$98.49
Number of Common Shares and Common Share Equivalents Outstanding (2)	49,087,412	53,596,034

(1)	Excludes the aggregate liquidation value of preferred shares (2014 and 2013, $853,750) and noncontrolling interests (2014, $55,501; 2013, $56,627).

(2)	Common share and common share equivalents outstanding are calculated using the Treasury Method for all potentially dilutive shares.

PartnerRe Ltd.
Segment Information
(Expressed in millions of U.S. dollars)
(Unaudited)

	For the three months ended December 31, 2014
	North America	Global (Non-U.S.) P&C	Global Specialty	Catastrophe	Total Non-life segment	Life and Health segment	Corporate and Other	Total
Gross premiums written	$340	$122	$448	$13	$923	$314	$—	$1,237
Net premiums written	$338	$122	$446	$11	$917	$302	$1	$1,220
Decrease (increase) in unearned premiums	67	78	(16)	81	210	16	—	226
Net premiums earned	$405	$200	$430	$92	$1,127	$318	$1	$1,446
Losses and loss expenses and life policy benefits	(253)	(119)	(213)	(24)	(609)	(261)	—	(870)
Acquisition costs	(102)	(60)	(117)	(9)	(288)	(37)	—	(325)
Technical result	$50	$21	$100	$59	$230	$20	$1	$251
Other income					2	2	—	4
Other expenses					(65)	(17)	(41)	(123)
Underwriting result					$167	$5	n/a	$132
Net investment income						16	99	115
Allocated underwriting result (1)						$21	n/a	n/a
Net realized and unrealized investment gains							98	98
Interest expense							(12)	(12)
Amortization of intangible assets							(6)	(6)
Net foreign exchange gains							7	7
Income tax expense							(53)	(53)
Interest in losses of equity method investments							(1)	(1)
Net income							n/a	$280
Loss ratio (2)	62.5%	59.4%	49.5%	26.5%	54.1%
Acquisition ratio (3)	25.1	29.9	27.4	9.1	25.5
Technical ratio (4)	87.6%	89.3%	76.9%	35.6%	79.6%
Other expense ratio (5)					5.7
Combined ratio (6)					85.3%
	For the three months ended December 31, 2013
	North America	Global (Non-U.S.) P&C	Global Specialty	Catastrophe	Total Non-life segment	Life and Health segment	Corporate and Other	Total
Gross premiums written	$372	$128	$423	$18	$941	$250	$—	$1,191
Net premiums written	$372	$128	$419	$18	$937	$249	$—	$1,186
Decrease (increase) in unearned premiums	45	85	(4)	99	225	9	1	235
Net premiums earned	$417	$213	$415	$117	$1,162	$258	$1	$1,421
Losses and loss expenses and life policy benefits	(293)	(110)	(223)	(51)	(677)	(202)	—	(879)
Acquisition costs	(98)	(62)	(105)	(11)	(276)	(42)	—	(318)
Technical result	$26	$41	$87	$55	$209	$14	$1	$224
Other income					—	3	—	3
Other expenses					(70)	(19)	(42)	(131)
Underwriting result					$139	$(2)	n/a	$96
Net investment income						15	99	114
Allocated underwriting result (1)						$13	n/a	n/a
Net realized and unrealized investment gains							99	99
Interest expense							(12)	(12)
Amortization of intangible assets							(6)	(6)
Net foreign exchange losses							(8)	(8)
Income tax expense							(11)	(11)
Interest in earnings of equity method investments							4	4
Net income							n/a	$276
Loss ratio (2)	70.2%	51.5%	53.8%	43.2%	58.2%
Acquisition ratio (3)	23.5	29.4	25.2	9.5	23.8
Technical ratio (4)	93.7%	80.9%	79.0%	52.7%	82.0%
Other expense ratio (5)					6.0
Combined ratio (6)					88.0%

(1)	Allocated underwriting result is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other expenses.

(2)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.

(3)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.

(4)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.

(5)	Other expense ratio is obtained by dividing other expenses by net premiums earned.

(6)	Combined ratio is defined as the sum of the technical ratio and the other expense ratio.

PartnerRe Ltd.
Segment Information
(Expressed in millions of U.S. dollars)
(Unaudited)

	For the year ended December 31, 2014
	North America	Global (Non-U.S.) P&C	Global Specialty	Catastrophe	Total Non-life segment	Life and Health segment	Corporate and Other	Total
Gross premiums written	$1,642	$803	$1,797	$425	$4,667	$1,265	$—	$5,932
Net premiums written	$1,630	$794	$1,696	$380	$4,500	$1,220	$—	$5,720
(Increase) decrease in unearned premiums	(33)	(26)	(58)	4	(113)	2	—	(111)
Net premiums earned	$1,597	$768	$1,638	$384	$4,387	$1,222	$—	$5,609
Losses and loss expenses and life policy benefits	(1,000)	(438)	(963)	(62)	(2,463)	(1,000)	—	(3,463)
Acquisition costs	(401)	(222)	(400)	(42)	(1,065)	(149)	—	(1,214)
Technical result	$196	$108	$275	$280	$859	$73	$—	$932
Other income					3	8	5	16
Other expenses					(252)	(68)	(130)	(450)
Underwriting result					$610	$13	n/a	$498
Net investment income						60	420	480
Allocated underwriting result (1)						$73	n/a	n/a
Net realized and unrealized investment gains							372	372
Interest expense							(49)	(49)
Amortization of intangible assets							(27)	(27)
Net foreign exchange gains							18	18
Income tax expense							(239)	(239)
Interest in earnings of equity method investments							15	15
Net income							n/a	$1,068
Loss ratio (2)	62.6%	57.0%	58.8%	16.1%	56.1%
Acquisition ratio (3)	25.1	28.9	24.4	11.0	24.3
Technical ratio (4)	87.7%	85.9%	83.2%	27.1%	80.4%
Other expense ratio (5)					5.8
Combined ratio (6)					86.2%
	For the year ended December 31, 2013
	North America	Global (Non-U.S.) P&C	Global Specialty	Catastrophe	Total Non-life segment	Life and Health segment	Corporate and Other	Total
Gross premiums written	$1,601	$818	$1,676	$495	$4,590	$972	$8	$5,570
Net premiums written	$1,587	$811	$1,579	$450	$4,427	$964	$6	$5,397
(Increase) decrease in unearned premiums	(54)	(68)	(73)	3	(192)	(7)	—	(199)
Net premiums earned	$1,533	$743	$1,506	$453	$4,235	$957	$6	$5,198
Losses and loss expenses and life policy benefits	(975)	(373)	(920)	(132)	(2,400)	(760)	2	(3,158)
Acquisition costs	(351)	(196)	(362)	(44)	(953)	(125)	—	(1,078)
Technical result	$207	$174	$224	$277	$882	$72	$8	$962
Other income					3	11	3	17
Other expenses					(259)	(71)	(170)	(500)
Underwriting result					$626	$12	n/a	$479
Net investment income						61	423	484
Allocated underwriting result (1)						$73	n/a	n/a
Net realized and unrealized investment losses							(161)	(161)
Interest expense							(49)	(49)
Amortization of intangible assets							(27)	(27)
Net foreign exchange losses							(18)	(18)
Income tax expense							(49)	(49)
Interest in earnings of equity method investments							14	14
Net income							n/a	$673
Loss ratio (2)	63.6%	50.2%	61.1%	29.0%	56.7%
Acquisition ratio (3)	22.9	26.4	24.0	9.7	22.5
Technical ratio (4)	86.5%	76.6%	85.1%	38.7%	79.2%
Other expense ratio (5)					6.1
Combined ratio (6)					85.3%